UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2012

ZIPREALTY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51002	94-3319956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300
Emeryville, CA 94608
(Address of Principal Executive Offices)
(Zip Code)

510-735-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Company has entered into a Separation Agreement and General Release with David A. Rector, the Company’s former Senior Vice President, Finance, in connection with the termination of Mr. Rector’s employment with the Company on August 16, 2012. Pursuant to that agreement, Mr. Rector will receive (a) severance equal to six (6) months of his current annual base salary of $265,000, less applicable withholding, in a lump sum payment within seven (7) business days following the effective date of the agreement, and (b) an extension of the exercise period for his vested stock options until the earlier of (i) February 14, 2014, and (ii) the date that is 10 years less one day after the option grant date, subject to any earlier termination of the options that may be required by Section 13(c) of the 2004 Equity Incentive Plan. The Company and Mr. Rector mutually agreed to release one another from all claims and liabilities under federal and state laws arising prior to the separation date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Separation Agreement and General Release with David A. Rector

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: August 22, 2012	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Vice President and
General Counsel

INDEX TO EXHIBITS

Exhibit	Description
10.1	Separation Agreement and General Release with David A. Rector